EXHIBIT 10.15

Amendment No. 1
CLINICAL TRIAL AGREEMENT FOR FB-12 PHASE II STUDY

By and Between
NSABP Foundation, Inc.
and
Celcuity, Inc.

This Amendment No. 1 (the “Amendment”) to the Clinical Trial Agreement for the FB-12 Phase II Study (the “Agreement’) entered into and effective as of May 8, 2017 (the “Effective Date”), by and between NSABP Foundation, Inc., (“NSABP”), and Celcuity, Inc., (“Celcuity”), is effective as of _____________, 2020 (“Amendment Effective Date”).

WHEREAS, NSABP and Celcuity desire to make certain changes to the Agreement, primarily related to the Study being deemed by the FDA for exemption of IND regulations and the inclusion of additional funding.

NOW THEREFORE, in consideration of the covenants and conditions contained herein, the Parties agree as follows:

1.	All instances of the term “Celcuity, LLC” found in the Agreement shall be deleted and replaced with the term “Celcuity, Inc.”

2.	Section 1.32 shall be replaced in its entirety with the following: ““Sponsor” shall mean NSABP.”

3.	Section 3.2 shall be revised by removing the definition of “Applicable Laws” and replacing it with the following: ““Applicable Laws” shall mean, as applicable, (a) all applicable requirements of the U.S. investigational new drug (“IND”) regulations (Title 21, Part 312.1 et seq., as applicable to an IND exemption); (b) GCP, as may be amended from time to time; (c) the Code of Federal Regulations governing informed consent and IRBs (Title 21, Parts 50 and 56) and privacy of patient health information (Title 45, Parts 160 and 164 promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”)); and (d) other applicable federal, state, provincial, and local laws, legally binding regulations, and guidelines having the force and effect of law.”

4.	Section 3.3 shall be replaced in its entirety with the following: “The FDA has deemed FB-12 to meet all of the requirements for exemption of IND regulations and, therefore, an IND is not required.”

5.	Section 3.6(d) shall be deleted in its entirety.

6.	Section 9.4 shall be revised by the deletion of “NSABP agrees to provide Celcuity with copies of the annual reports to the IND filed for the Study.”

7.	The Budget and Payment Schedule sections of Appendix B, Budget, Payment Schedule, and Task List, shall be replaced in their entirety with the following Budget and Revised Payment Schedule, as attached to this Amendment No. 1.

8.	Capitalized terms shall have the meaning assigned to them in the Agreement. Except as expressly and unambiguously stated herein, no other changes are made to the Agreement. All other terms and conditions of the Agreement shall remain in full force and effect. The Agreement and this Amendment constitute the entire understanding of the Parties with respect to the subject matter hereof and supersede any prior understanding, oral or written, between the Parties with respect thereto.

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BINDING EXECUTION

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate by proper persons thereunto duly authorized.

NSABP FOUNDATION, INC.		CELCUITY, INC.

By:	/S/ RON SUGAR	By:	/S/ BRIAN SULLIVAN
	AUTHORIZED SIGNATURE		AUTHORIZED SIGNATURE

	RONALD SUGAR		BRIAN SULLIVAN
	AUTHORIZED REPRESENTATIVE		AUTHORIZED REPRESENTATIVE

	CHIEF FINANCIAL OFFICER		CHIEF EXECUTIVE OFFICER
	TITLE		TITLE

	10/15/2020		10/15/2020
	DATE		DATE

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NSABP Foundation, Inc. Budget: FB-12 October 15, 2020

	Unit Type	Unit Volume	Cost Per Unit	Total Budget
Site Costs
Site Start Up and Annual Administrative Fees	CM sites *	24	$15,000	$360,000
Pharmacy Fees	CM sites *	24	2,000	48,000
Site IRB Fees	IRBs	27	12,500	337,500
Participating Site Payment	Patients	55	6,946	382,030
Participating Site Payment - Pregnancy SAE	Patients	1	150	150
Non-Routine Patient Care Costs	Procedures	275	1,100	302,500
Screen Failures	Screen Failures	220	250	55,000
Participating Site - Tissue Samples	Samples	330	300	99,000
Overhead on Site Payments				396,045
Subtotal Site Costs	Patients	55	$41,423	$1,980,225

Specimen Procurement/Storage
NSABP Biospecimen Bank				$5,500
Subtotal Specimen Procurement/Storage				$5,500

Program and Administrative Services
NSABP Operations Center				$815,489
Biostatistical, Data Management, EDC Support				438,961
Drug Distribution				46,564
NSABP Central IRB Fees				9,519
Travel Reimbursement (Pass-Through)				20,000
Subtotal Program and Administrative Services				$1,330,532

Total Budget	Patients	55	$60,296	$3,316,257
* Central Monitored Sites

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FB-12 Payment Schedule October 15, 2020
PAYMENT PERIOD	PAYMENT TIMING	PATIENT MILESTONES	CALENDAR YEAR	PAYMENT AMOUNT	CUMULATIVE TOTAL

Start-Up Activities	Initial Payment - Within 30 days of execution of the Agreement	0 to 5	2020	$300,000	$300,000

Accrual and Treatment Period
Per-Patient Randomized	$34,925.14	6 - 10	2021	174,626	474,626
		11 - 20	2021	349,251	823,877
	amount per patient to be invoiced as actual	21 - 30	2021	349,251	1,173,129
	accrual reaches enrollment milestone (projected	31 - 40	2021	349,251	1,522,380
	payment plan is based upon budgeted accrual)	41 - 50	2021	349,251	1,871,631
		51 - 55	2021	174,626	2,046,257

Quarterly Payments @	$50,000
	Yr 01 - 2017 (1 quarterly payment)		2017	50,000	2,096,257
	Yr 02 - 2018 (4 quarterly payments)		2018	200,000	2,296,257
	Yr 03 - 2019 (1 quarterly payment)		2019	50,000	2,346,257

Quarterly Payments @	$100,000
	Yr 04 - 2020 (2 quarterly payments) Paid on:		2020	200,000	2,546,257
	October 15, 2020			100,000
	December 20, 2020			100,000
Quarterly Payments @	$100,000
	Yr 05 - 2021 (2 quarterly payments) Paid on:		2021	200,000	2,746,257
	March 20, 2021			100,000
	June 20, 2021			100,000
Quarterly Payments @	$50,000
	Yr 05 - 2021 (2 quarterly payments) Paid on:		2021	100,000	2,846,257
	September 20, 2021			50,000
	December 20, 2021			50,000
Quarterly Payments @	$50,000
	Yr 06 - 2022 (4 quarterly payments) Paid on:		2022	200,000	3,046,257
	March 20, 2022			50,000
	June 20, 2022			50,000
	September 20, 2022			50,000
	December 20, 2022			50,000

Primary Endpoint	Upon completion of the primary endpoint analysis and submission of the primary endpoint manuscript to Celcuity		2023	250,000	3,296,257

Pass Through Costs	Travel Reimbursement - invoice as incurred		2017-2023	$20,000	$3,316,257
TOTAL CELCUITY SUPPORT					$3,316,257

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